UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2014

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-187470 (1933 Act)	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Property Acquisition

County of Santa Clara — San Jose, CA — On January 13, 2014, Cole OFC San Jose (Ridder Park), CA, LP, a Delaware limited partnership and a wholly-owned subsidiary of Cole Corporate Income Operating Partnership II, LP (“CCI II OP”), the operating partnership of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”), entered into an agreement of purchase and sale with Hines VAF No Cal Properties, L.P., a Delaware limited partnership (“Hines”), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement of purchase and sale, CCI II OP purchased an 83,841 square foot single-tenant office building leased to the County of Santa Clara, and located in San Jose, California (the “Property”), for a purchase price of $24.0 million, exclusive of closing costs. The Property was constructed in 1997.

Revolving Credit Facility

On January 13, 2014, CCI II OP entered into a secured revolving credit facility (the “Credit Facility”) providing for up to $100.0 million of borrowings pursuant to a credit agreement (the “Credit Agreement”) with J.P. Morgan Securities, LLC, as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as administrative agent, swing line lender, letter of credit issuer, syndication agent, and documentation agent, and other lending institutions that may become parties to the Credit Agreement (collectively with JPMorgan Chase, the “Lenders”).

The Credit Facility allows CCI II OP to borrow up to $100.0 million in revolving loans (the “Revolving Loans”), with the maximum amount outstanding not to exceed the borrowing base (the “Borrowing Base”), calculated as (i) 70% of the aggregate value allocated to each qualified property comprising eligible collateral (collectively, the “Qualified Properties”) during the period from January 13, 2014 through January 12, 2015; (ii) 65% of the Qualified Properties during the period from January 13, 2015 to January 12, 2016; and (iii) 60% of the Qualified Properties thereafter. Up to 15% of the total amount available may be used for issuing letters of credit and up to 10% of the Credit Facility, not to exceed $50.0 million, may be used for issuing short term (ten business day) advances (the “Swing Line Loans”). Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $750.0 million. Additionally, subject to meeting certain conditions described in the Credit Agreement, including obtaining Qualified Properties with an aggregate value of $500.0 million, the secured Credit Facility may be converted to an unsecured credit facility, at which time certain terms and conditions, including interest rates, will be adjusted as described in the Credit Agreement. The Credit Facility, letters of credit and Swing Line Loans mature on January 13, 2017; however, CCI II OP may elect to extend the maturity dates of such loans to January 13, 2019 subject to satisfying certain conditions described in the Credit Agreement.

The Revolving Loans will bear interest at rates depending upon the type of loan specified by CCI II OP. For a eurodollar rate loan, as defined in the Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR for the interest period, as elected by CCI II OP, multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus the applicable rate (the “Eurodollar Applicable Rate”). The Eurodollar Applicable Rate is based upon the overall leverage ratio, generally defined in the Credit Agreement as the total consolidated outstanding indebtedness of the Company divided by the total consolidated asset value of the Company (the “Leverage Ratio”), and ranges from 1.90% at a Leverage Ratio of 50.0% or less to 2.75% at a Leverage Ratio greater than 65.0%. For base rate committed loans, the interest rate will be a per annum amount equal to the greater of (i) JPMorgan Chase’s Prime Rate; (ii) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.50%; or (iii) one-month LIBOR multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement) plus 1.0% plus the applicable rate (the “Base Rate Applicable Rate”). The Base Rate Applicable Rate is based upon the Leverage Ratio, and ranges from 0.90% at a Leverage Ratio of 50.0% or less to 1.75% at a Leverage Ratio greater than 65.0%.

CCI II OP paid certain fees under the Credit Agreement, including arrangement and up-front fees. CCI II OP will also pay an annual administrative agent fee, as well as an annualized fee for any unused portion of the Credit Facility (the “Unused Fee”). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360 day year) equal to 0.30%. CCI II OP also must pay certain fees upon the issuance of each letter of credit under the Credit Agreement and a quarterly fee based on the outstanding face amount of any letters of credit issued under the Credit Facility.

CCI II OP has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, without premium or penalty provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of eurodollar rate loans shall be in a principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof; and (iii) any prepayment of base rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.

The Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements, maximum variable rate, recourse debt requirements and dividend payout requirements. The Credit Agreement also contains requirements for minimum equity raise ranging from $20.0 million on June 30, 2014 to $195.0 million on March 31, 2016. The Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. Similarly, the letter of credit fees described above will be increased to a rate of 2.0% above the letter of credit fee that would otherwise be applicable at that time. In addition to CCI II OP breaching any of the terms of the Credit Agreement or related loan documents, events of default include, but are not limited to: (1) the failure to pay any principal when due; (2) the failure to pay interest and fees within five business days after the due date; (3) the occurrence of a change of control; (4) the inability to pay debts as they become due; (5) a material inaccuracy of any representation or warranty; (6) the bankruptcy or insolvency of CCI OP or any consolidated subsidiary providing a guaranty; (7) a violation of any financial, negative or other covenants; (8) a violation of ERISA regulations; and (9) judgments against CCI II OP or any consolidated subsidiary in excess of $15.0 million or $50.0 million in aggregate that remain unsatisfied or unstayed for 60 days. If an event of default occurs and is not cured timely, the Lenders shall have no obligation to make further disbursements under the Credit Facility and all outstanding loans shall be immediately due and payable.

As of January 13, 2014, the Borrowing Base under the Credit Facility based on the underlying collateral pool for qualified properties and amount outstanding under the Credit Facility was approximately $16.8 million.

Series C Loan

On January 13, 2014, CCI II OP entered into a $10.0 million subordinate revolving line of credit with Series C, LLC, an affiliate of the Company’s advisor (the “Series C Loan”). The Series C Loan bears interest at a rate per annum equal to the one-month LIBOR plus 2.20% with accrued interest payable monthly in arrears and principal due upon maturity on January 13, 2015. In the event the Series C Loan is not paid off on the maturity date, the loan includes default provisions. Upon the occurrence of an event of default, interest on the Series C Loan will accrue at an annual default interest rate equal to 4.0% above the stated interest rate. The Series C Loan has been approved by a majority of the Company’s board of directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than a comparable loan between unaffiliated parties under the same circumstances. As of January 13, 2014, approximately $5.8 million was outstanding under the Series C Loan.

Borrowing Policies

A majority of the Company’s board of directors (including a majority of the independent directors) determined that, as a general policy, borrowing in excess of 60% of the greater of cost (before deducting depreciation and other non-cash reserves) or fair market value of the Company’s gross assets is justified and in the best interest of the Company and its stockholders during the Company’s initial capital raising stage.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information pertaining to the property acquisition set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

On January 13, 2014, CCI II OP, through its wholly-owned subsidiary, acquired the Property from Hines. The principal provisions of the lease at the Property are set forth in the following table:

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Base Rent per Square Foot (3)	Lease Term (4)
County of Santa Clara — San Jose, CA	County of Santa Clara	83,841	100%	2/5 yr.	$1,546,866	(5)	$18.45	1/13/2014	-	8/31/2023

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the property.

(2)	Represents the number of renewal options and the term of each option.

(3)	Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any.

(4)
Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised. In general, the Company intends for its properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(5)	The annual base rent under the lease increases every year by 2.5% of the then-current annual base rent.
The purchase of the Property was funded with proceeds from the Company’s ongoing public offering of common stock and with borrowings from the Company’s Credit Facility and the Series C Loan. In connection with the acquisition, the Company paid an affiliate of Cole Corporate Income Advisors II, Inc., its advisor, an acquisition fee of $480,000.

In evaluating the Property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the Property, the Company considered a variety of factors, including the condition and financial performance of the Property; the terms of the existing lease and the creditworthiness of the tenant; property location, visibility and access; age of the Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to renovate, improve or develop the Property, and the Company believes that the Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information pertaining to the Credit Facility and the Series C Loan set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company’s board of directors and its sole initial stockholder have approved an amendment (the “Charter Amendment”) to the Company’s Articles of Amendment and Restatement dated August 27, 2013 (the “Charter”). The Charter contains certain limitations on the amount of the Company’s common stock that may be owned by any one person. Such limitations are designed, among other purposes, to enable the Company to elect to be taxed as a real estate investment trust (“REIT”) under federal tax laws. The Charter Amendment amends Sections 6.1.7 and 6.1.8 of the Charter to allow the Company’s board of directors to waive certain of these limitations on ownership and transfer set forth in the Charter, provided the Company’s board of directors determines that such waivers do not jeopardize the Company’s status as a REIT.

The Charter Amendment was filed with the Maryland State Department of Assessments and Taxation and became effective on January 10, 2014. A copy of the Charter, as amended to date, is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events

Escrow Break

The registration statement for the Company’s initial public offering of 300,000,000 shares of common stock was declared effective by the Securities and Exchange Commission on September 17, 2013. Of these shares, the Company is offering 250,000,000 shares in a primary offering and up to 50,000,000 shares pursuant to the Company’s distribution reinvestment plan. Pursuant to the terms of the offering, the Company was required to deposit all subscription proceeds in escrow pursuant to the terms of an escrow agreement with UMB Bank, N.A. until the Company received subscriptions aggregating at least $2.5 million. On January 10, 2014, CREInvestments, LLC, an affiliate of the Company’s sponsor, deposited $2.5 million for the purchase of shares of common stock in the Company’s initial public offering into escrow. As a result, the Company satisfied the conditions of its escrow agreement and on January 13, 2014, the Company broke escrow and accepted an investor’s subscription for, and issued, 274,725 shares of common stock in the offering, resulting in gross proceeds of approximately $2.5 million. In addition, the Company has special escrow provisions for residents of Pennsylvania and Washington which have not been satisfied as of January 13, 2014 and, therefore, the Company has not accepted subscriptions from residents of Pennsylvania and Washington.

Distributions

The Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001643836 per share for stockholders of record as of the close of business on each day of the period commencing on January 14, 2014 and ending on March 31, 2014. The payment date for each of the daily distributions of the period commencing on January 14, 2014 and ending on January 31, 2014 will be in February 2014. The payment date for each of the daily distributions of the period commencing on February 1, 2014 and ending on February 28, 2014 will be in March 2014. The payment date for each of the daily distributions of the period commencing on March 1, 2014 and ending on March 31, 2014 will be in April 2014.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title
3.1	Articles of Amendment and Restatement of Cole Office & Industrial REIT (CCIT II), Inc., amended as of January 10, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2014	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Vice President of Accounting
Principal Accounting Officer

Exhibit Index

Exhibit Number	Title
3.1	Articles of Amendment and Restatement of Cole Office & Industrial REIT (CCIT II), Inc., amended as of January 10, 2014